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                                                                   Exhibit 10(e)


                                 HANDY & HARMAN

                         DEFERRED FEE PLAN FOR DIRECTORS
                 (As amended and restated as of January 1, 1995)

                  Section 1. Effective Date. The effective date of the Handy & Harman Deferred Fee Plan For Directors (the "Plan") is December 1, 1980. Effective as of January 1, 1995, the Plan is amended and restated with respect to any and all fees earned beginning in the 1995 Fiscal Year as follows:

                  Section 2. Eligibility. Any member of the Board of Directors (the "Board") of Handy & Harman (the "Company") who is not an officer or other employee of the Company is eligible to participate in the Plan.

                  Section 3. Deferred Compensation Account. A deferred compensation account (the "Account") shall be established for each director who elects to participate in the Plan.

                  Section 4. Amount of Deferral. A participant may elect to defer receipt of all or any part of the compensation payable to the participant for serving on the Board or committees of the Board. An amount equal to the compensation deferred shall be credited to the participant's Account on the date such compensation would otherwise be payable.

                  Section 5. Time and Period of Election to Participate. An election to participate in the Plan shall be effective when made as to compensation not then earned and shall continue until the participant terminates his participation in the Plan as provided in Section 7, except that compensation earned before January 1, 1981 may not be deferred under the Plan.

                  Section 6. Manner of Election to Participate. A participant shall elect to participate in the Plan by giving written notice to the Company specifying: (1) the amount to be deferred; (2) an election of payment in either a single lump sum or annual installments, as provided in Section 10 (each, a "Payment Option"); and (3) a Retirement Date (as hereinafter defined), which, in the case of a lump sum distribution, must be no earlier


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than the earlier of (a) three years after the date of such election or (b) the participant's termination of service as a director. A form of notice is attached as Exhibit A. Such election may be revoked by the participant, and a new election of a Payment Option and/or a Retirement Date may be made, provided that such new election shall be null and void and of no force and effect unless (1) such new election is made at least one year prior to the participant's termination from service as a director, (2) in the event the new election involves a revocation of an annual installment Payment Option and the election of a lump sum distribution Payment Option, the newly elected Retirement Date is at least three years after the date of the new election, and (3) in the event the new election involves a change in the Retirement Date applicable to a previous lump sum distribution election, (a) the new election is made at least one year prior to the Retirement Date previously in effect and (b) the new Retirement Date is at least three years after the date of the new election. Deferred amounts credited to a participant's Account shall commence to be paid on such date as the participant shall designate in his or her deferral election hereunder or, in the case of installment payments under Sections 10 hereof, the commencement date specified in such Section (the applicable commencement date being referred to herein as the "Retirement Date"). A single Payment Option and a single Retirement Date shall apply to all amounts deferred by a participant hereunder. If more than one election notice has been filed, the election in the most recent valid notice shall control. Notwithstanding such elections, the Board, in its sole discretion, may determine to make distributions in cases of hardship and may determine to cause distributions on the Retirement Date to be made in a lump sum.

                  Section 7. Termination of Election. A participant may terminate his participation in the Plan by written notice to the Company. If participation in the Plan is terminated ("Termination"), an amount equal to the compensation earned by the terminating participant before Termination which has not been credited to the terminating participant's Account shall be credited to such Account. A Termination shall not affect payment of amounts credited to any Account; such amounts may be paid only as provided in Section 10.


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                  Section 8. Value of Accounts. The value of each participant's
Account shall include amounts credited under Section 4 (deferred compensation) adjusted for realized and unrealized income or loss resulting from investments made under Section 9, and less the amount of any payments made under Section 10. The corporation income tax on any income earned by funds so invested shall be paid by the Company and shall not be a charge against the participant's Account.

                  Section 9. Management of Accounts. The Board shall appoint a committee of three, which may include the participant, to administer the participant's Account and any of the Company's funds invested in connection therewith. The Company may create a grantor trust (within the meaning of section 671 of the Internal Revenue Code of 1986, as amended (the "Code")) for this purpose to which it shall from time to time contribute amounts equal to the amounts deferred hereunder. Such trust shall conform to the terms of the model trust as described in the Internal Revenue Service Revenue Procedure 92-64 (I.R.B. 1992-33). Payment of benefits from such trust shall, to that extent, discharge the Company's obligations under this Plan. The participant shall elect that amounts credited to his or her Account be invested in one or more investment funds which shall be made available for such purposes under such trust or otherwise. A form of such investment election is attached as Exhibit B. The participant may amend his or her investment election no more than four times per calendar year, subject to any restrictions which the committee may impose from time to time. Notwithstanding the existence of any such trust or other funding vehicle, it is expressly understood that neither the participant nor his or her beneficiary shall have any present or future interest in the funds so invested, which, together with the dividend and interest income thereon and any capital gains realized with respect thereto, shall constitute assets of the Company. It is further understood that this Plan creates no fund or trust for the benefit of the participant or his or her beneficiary, that the Company's obligation hereunder is limited to the contractual obligation to make payments to the participant or to his or her beneficiary as provided herein, and that with respect to such payments the rights of the participant or his beneficiary shall be those of an unsecured creditor of the Company.


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                  Section 10. Payment of Deferred Compensation. Except as
otherwise provided herein, payments shall be made from a participant's Account, in accordance with one of the following Payment Options, as elected by the participant:

                   (i) Lump Sum Distribution. The participant may elect to receive the value of his or her Account in a lump sum distribution.

                  (ii) Annual Installments. If annual installments are elected, amounts credited to the participant's Account shall be paid in annual installments over a period of between three and twenty years, as elected by the participant. The first payment shall be made on January 15 of the first calendar year following the participant's termination of service as a member of the Board and shall be equal to the value of the participant's Account as of the date of such first payment divided by the total number of payments to be made. Subsequent installment payments shall be made on each January 15 thereafter; each such subsequent installment payment shall be equal to the value of the participant's Account as of the date of such subsequent installment payment divided by the number of installment payments (including such subsequent installment payment) remaining to be made.

                  Except as provided in Section 12, all payments made from a participant's Account shall be paid to the participant. Notwithstanding the foregoing provisions of this Section 10, if amounts become payable to an estate of a participant or of a beneficiary pursuant to Section 11 or 12, an amount equal to the value of the participant's Account on the date of the death occasioning payments to such estate shall be paid in one lump sum within 60 days after the date of such death.

                  Section 11. Determination of Beneficiary. A participant shall designate a beneficiary by giving written notice to the Company. If more than one beneficiary designation notice has been filed, the beneficiary


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(or beneficiaries) designated in the most recent notice shall control. A form of designation of beneficiary is attached as Exhibit C.

                  If no beneficiary is designated, the beneficiary shall be the participant's estate. If a designated beneficiary fails to survive the participant, such beneficiary shall be replaced by the participant's estate as beneficiary. If there is no sufficient evidence that the participant and such designated beneficiary have died otherwise than simultaneously, for purposes of the Plan the participant shall be deemed to have survived the designated beneficiary.

                  If a designated beneficiary who has survived the participant shall die, such beneficiary's estate shall replace the beneficiary as beneficiary.

                  Section 12. Death of Participant. If a participant dies before all payments under Section 10 to which he is or might become entitled under the Plan have been made, all payments made under Section 10 after his death shall be paid to the beneficiary (or beneficiaries) determined under Section 11.

                  Section 13. Participant's Rights Unsecured. The obligation of the Company hereunder is supported only by the general assets of the Company; no provisions of the Plan shall be construed to give any participant or beneficiary at any time a security interest in any Account or any other asset in trust with the Company for the benefit of any participant or beneficiary.

                  Section 14. Statement of Account. Statements will be sent to participants during February, May, August and November of each year as to the value of their Accounts as of the last day of the preceding calendar quarter.

                  Section 15. Assignability. No right to receive payments hereunder shall be transferable or assignable by a participant or a beneficiary, except by will or by the laws of descent and distribution.

                  Section 16. Participation in Other Plans. Nothing in this Plan will affect any right which a participant may otherwise have to participate in, or under,

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any other retirement plan or agreement which the Company may now or hereafter have.

                  Section 17. Amendment. This Plan may at any time or from time to time be amended, modified or terminated by the Board. No amendment, modification or termination shall, without the consent of a participant, adversely affect such participant's accruals in his Account.


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                                                                       EXHIBIT A

                                 HANDY & HARMAN
                         DEFERRED FEE PLAN FOR DIRECTORS

                                 ELECTION NOTICE

                  As provided in the Handy & Harman Deferred Fee Plan For Directors, as amended and restated as of January 1, 1995 (the "Plan"), I hereby elect to participate in the Plan and to defer payment of compensation hereafter earned by me for services on the Board of Directors of Handy & Harman and committees thereto in the following manner:

                           Amount of Deferral   (fill in one)

                           $________________    per year

                                    (amount)

                                       or

                            ________________%   per year

                              (percentage)

                  Payment Option: The compensation deferred is to be paid to me in (choose one):*

                  ________ one lump sum.

                  ________ annual installments [choose 3-20 years].

                  Retirement Date: If the lump sum payment option is chosen, the lump sum is to be paid on (choose one):*

                  ________ the January 15 of the calendar year following the termination of my services as a member of the Board of Directors.

                  ________ ________, 19__ (some other date, more than three
                           years after the date of this election).

Date:_____________________                     _________________________________
                                                         (Signature)

                                               _________________________________
                                                         (Print Name)

________________________________

* If you have previously elected a Payment Option and Retirement Date, your prior election will apply and you need not complete these Sections. If you wish to change either or both of your Payment Option and Retirement Date, you may do so (subject to the terms and conditions of the Plan).


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                                                                       EXHIBIT B

                                 HANDY & HARMAN
                         DEFERRED FEE PLAN FOR DIRECTORS

                               INVESTMENT ELECTION

                  I hereby direct that amounts credited to my Account under the Handy & Harman Deferred Fee Plan for Directors, as amended and restated as of January 1, 1995, be invested as follows:

    %         Pooled Account - Company selected investment manager
- ----
    %         T. Rowe Price International Stock Fund
- ----
    %         T. Rowe Price Prime Reserve Fund
- ----
    %         T. Rowe Price GNMA Fund
- ----
    %         T. Rowe Price Capital Appreciation Fund
- ----
    %         T. Rowe Price Spectrum Growth Fund
- ----
    %         T. Rowe Price Stable Value Fund
- ----
 100%         Total
- ----

                  Future deferrals will be allocated as shown above or a different allocation of the Account may be selected by notifying the committee in writing. No more than four changes may be made in any calendar year.

Date: _____________________                     ________________________________
                                                         (Signature)
                                                ________________________________
                                                         (Print Name)

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                                                                       EXHIBIT C

                                 HANDY & HARMAN
                         DEFERRED FEE PLAN FOR DIRECTORS

                         DESIGNATION OF BENEFICIARY(IES)

                  In accordance with the provisions of the Handy & Harman Deferred Fee Plan For Directors, as amended and restated as of January 1, 1995 (the "Plan"), I hereby designate the person (or persons) named below my beneficiary (or beneficiaries) to receive any amounts in my deferred compensation account in the event of my death, hereby revoking all prior designations of beneficiary(ies), if any, made by me under the Plan.

         NAME                                        ADDRESS





Dated: ____________                         _____________________________
                                                    (Signature)

                                            _____________________________
                                                    (Print Name)




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